                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           SYNAGRO TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

   ---------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)       Amount Previously Paid:
                                     ----------------
    2)       Form, Schedule or Registration Statement No.:
                                                           -----------------
    3)       Filing Party:
                           --------------
    4)       Date Filed:
                        ---------------------

                           SYNAGRO TECHNOLOGIES, INC.
                           5850 SAN FELIPE, SUITE 500
                              HOUSTON, TEXAS 77057



                                                                    July 6, 1998


Dear Stockholder:

    You are cordially invited to attend the annual meeting of stockholders of Synagro Technologies, Inc. to be held at 5850 San Felipe, Suite 500, Houston, Texas 77057, at 2:00 p.m. on Monday, August 3, 1998.

    Matters to be considered and acted upon by the stockholders include (i) the election of seven directors and (ii) a proposal to amend the Company's Amended and Restated 1993 Stock Option Plan (the "Plan") to increase the number of shares authorized for issuance under the Plan. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

    The adoption of the amendment to the Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock. The failure to vote in person or by proxy, or to abstain from voting, will have the same effect as a vote against the amendment. Therefore, the Directors urge each stockholder, whether or not intending to attend the meeting in person, to execute the enclosed proxy and return it promptly in the enclosed envelope. Returning a proxy will not prevent a stockholder from voting in person at the meeting.

                                                    Sincerely,

                                                    /s/ Daniel L. Shook

                                                    Daniel L. Shook
                                                    Secretary

                           SYNAGRO TECHNOLOGIES, INC.
                           5850 SAN FELIPE, SUITE 500
                              HOUSTON, TEXAS 77057

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 3, 1998

                            --------------------

    Notice is hereby given that the annual meeting (the "Annual Meeting") of the stockholders of Synagro Technologies, Inc. (the "Company") will be held at the Company's offices at 5850 San Felipe, Suite 500, Houston, Texas 77057 on August 3, 1998, at 2:00 p.m., Houston, Texas time, for the following purposes:

    1. To elect a board of seven directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

    2. To consider and act upon the proposed amendment to the Company's Amended and Restated 1993 Stock Option Plan; and

    3. To transact such other business as may properly be presented at the Annual Meeting.

    A record of the stockholders has been taken as of the close of business on Thursday, July 2, 1998, and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available commencing July 20, 1998, and may be inspected before the Annual Meeting during normal business hours prior to the Annual Meeting at the offices of the Company, 5850 San Felipe, Suite 500, Houston, Texas 77057.

    Your participation in the Company's affairs is important. To ensure your representation, if you do not expect to be present at the Annual Meeting in person, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY in the enclosed postage-prepaid envelope which has been provided for your convenience.

                                        By Order of the Board of Directors,


                                        /s/ Daniel L. Shook

                                        Daniel L. Shook
                                        Secretary

Houston, Texas
July 6, 1998




                                   IMPORTANT

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. A STOCKHOLDER MAY, IF SO DESIRED, REVOKE HIS PROXY AND VOTE HIS SHARES IN PERSON AT THE MEETING.

                           SYNAGRO TECHNOLOGIES, INC.
                           5850 SAN FELIPE, SUITE 500
                              HOUSTON, TEXAS 77057

                                PROXY STATEMENT
                                      FOR
                          ANNUAL STOCKHOLDERS MEETING
                           TO BE HELD AUGUST 3, 1998

    This Proxy Statement is being mailed to stockholders commencing on or about July 6, 1998, in connection with the solicitation by the board of directors of Synagro Technologies, Inc., a Delaware corporation (the "Company") of proxies to be voted at the annual meeting (the "Annual Meeting") of stockholders to be held in Houston, Texas on August 3, 1998, and upon any adjournment thereof, for the purposes set forth in the accompanying Notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy on which no direction is specified will be voted for the election of each of the nominees for director named herein. A stockholder may revoke a proxy by: (i) delivering to the Company written notice of revocation, (ii) delivering to the Company a proxy signed on a later date or (iii) voting in person at the Annual Meeting.

    As of July 2, 1998, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 10,895,171 shares of the Company's common stock, par value $.002 per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on each matter presented to the stockholders.


                             ELECTION OF DIRECTORS

    At the Annual Meeting, seven nominees are to be elected, each director to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the board of directors and, unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. Each of the nominees, except Messrs. Patten and Leung each of whom were elected by the board following an increase in the number of directors constituting the entire board, and Mr. Tyler, who is hereby nominated for election by the current board members, have previously been elected by the stockholders. The board of directors has approved an increase in the board, effective upon the election of Mr. Tyler to the board by the stockholders. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

    Certain information concerning the nominees is set forth below:

                                                                                           Common Stock Beneficially
                                                                                                    Owned(1)
                                                                                                 July 3, 1998
                                                                                          ---------------------------
                                                                              Director                       Percent
          Name                             Position                    Age      Since         Shares(2)     of Class
------------------------   ----------------------------------------   -----   --------      ------------   ----------
Donald L. Thone . . . .    Director and Chairman of the Board           51      1993            967,622       8.9%

Ross M. Patten  . . . .    Director, Chief Executive Officer, and       54      1998            161,667       1.5%
                           President

Daniel L. Shook . . . .    Director, Vice President of Finance,         45      1996            459,807       4.2%
                           Chief Financial Officer, Secretary and
                           Treasurer

Irwin I. Gelbart(3)(4).    Director                                     60      1991             51,666        *

J. Mark Myers(3)(4) . .    Director                                     50      1996             33,126        *

Kenneth Ch'uan-k'ai
Leung(4). . . . . . . .    Director                                     54      1998          1,278,167(5)    11.7%

Alfred Tyler 2nd  . . .    Director Nominee                             55      ----             34,030        *

--------------

*        Less than 1% of outstanding shares.
(1) Each person has sole voting and investment power with respect to the shares listed.
(2) Includes shares underlying stock options, as follows: Mr. Thone--650,622; Mr. Patten--161,667; Mr. Shook--450,807; Mr.
         Gelbart--51,666; Mr. Myers--3,333; and Mr. Leung--16,667.
(3)      Member, audit committee of the board of directors.
(4)      Member, compensation committee of the board of directors.
(5) Includes 137,875 shares and 1,112,125 shares owned by Environmental Opportunities Fund (Cayman), L.P. and Environmental Opportunities Fund, L.P., respectively. Mr. Leung is the chief investment officer of these investment funds.

     Donald L. Thone has been chairman of the board of directors since 1993. From January 1994 to February 1998, Mr. Thone served as Chief Executive Officer and President of the Company. Mr. Thone was co-owner and president of Thone Brothers Trucking Inc., a transporter of biosolids and poultry waste primarily in the State of Arkansas, from 1984 until its acquisition by the Company and merger into CDR Environmental, Inc. ("CDR") in 1993. In addition, from 1983 to 1986 he was the owner and manager of River Valley Propane, Inc.

     Ross M. Patten was appointed by the board of directors to the position of President and Chief Executive Officer in February 1998. Prior to joining the Company, Mr. Patten enjoyed a seventeen year career at Browning-Ferris Industries, where he last served as divisional vice president -- corporate development. He also served as executive vice president for development of Wheelabrator Technologies, a Waste Management, Inc. subsidiary, and director and vice president -- business development at Resource NE, Inc, prior to its acquisition by Waste Management, Inc. Mr. Patten was a founder, principal and managing director of Bedford Capital, an investment firm specializing in environmental companies, and of Bedford Management, which provides consulting services to publicly held waste management and environment related companies in the areas of growth and acquisition strategy, formation and implementation.

     Daniel L. Shook has been Chief Financial Officer and Vice President-Finance of the Company since January 1996 and Secretary and Treasurer since October 1996. Mr. Shook was vice president-finance and chief financial officer of U.S. Zinc Corp., a multi-state manufacturer, from December 1994 until January 1996, and vice president-finance, chief financial officer and treasurer of Gundle Environmental Systems, Inc., a public company that manufactures and installs liners at sanitary and hazardous landfills, from September 1986 to December 1994.

     Irwin I. Gelbart has been vice president of Fed Met Stainless & Alloys Corporation, a distributor of flat rolled stainless steel products and a subsidiary of Federal Industries, a publicly traded company based in Mississauga, Canada, since November 1994. From April 1991 to November 1994, Mr. Gelbart was vice president and general manager of the Samuel Stainless Rolled Products Division of Samuel Whittar, Inc., a distributor and service center for flat rolled steel products. From 1987 to 1991, he served as general manager of ELG Haniel Trading Corporation, a distributer of flat rolled steel products in Inwood, New York. Mr. Gelbart founded and was president of GSI Trading Corporation (New York) and Stainless International, Inc. (Pennsylvania) from 1966 to 1987. He also founded, and is presently a director of, Dai Ichi Metal Co., Ltd., Hong Kong, which distributes flat rolled steel products to the People's Republic of China.

     J. Mark Myers, M.D., F.A.C.S., has been associated with Millard-Henry Clinic, P.A. in Russellville, Arkansas in the private practice of general surgery since 1981 and has been president of that clinic since 1995. From 1978 to 1981, Dr. Myers was associated with McPheeter's Clinic in Poplar Bluff, Missouri in the private practice of general surgery. Dr. Myers was chief of staff of St. Mary's Hospital in Russellville, Arkansas from 1990 to 1992.

     Kenneth Ch'uan-k'ai Leung is a managing director of Investment Banking at Sanders Morris Mundy and is the chief investment officer of both the Environmental Opportunities Fund, L.P. and the Environmental Opportunity Fund
II. Additionally, he is the Editor of Environmental Review. Previously, Mr. Leung was associated with Smith Barney for seventeen years, and before that with F. Eberstadt & Co Inc., Chemical Bank and Chase Manhattan Bank. Mr. Leung serves on the boards of Eastern Environmental Services Inc., Zahren Alternative Power Corp., Capital Environmental Resources Inc. and Azista Resources, Inc.

     Alfred Tyler 2nd is a nominee for election to the board of directors. Mr. Tyler has over twenty years experience in the environmental services industry, most recently as the President and Chief Executive Officer of Enviro-Gro Technologies, a provider of sludge management services. In late 1992, Enviro-Gro was sold to Wheelabrator Technologies and Mr. Tyler resigned his positions to manage his other investments. From 1989 to the present, Mr. Tyler has been the president and the sole stockholder of Weston Investments, Inc., a private investment company. Mr. Tyler is also the president of Days Cove Reclamation Company, a landfill operation and construction company, a partner and managing director of Bedford Capital Corporation, a New York consulting firm, and serves on the board of directors of U S Liquids, Inc.

     BOARD ACTIVITY, STRUCTURE AND COMPENSATION

     The Company's operations are managed under the broad supervision and direction of the board of directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1997, the board of directors convened on nine regularly or specially scheduled occasions. The board has standing audit and compensation committees, whose members are Messrs. Gelbart and Meyers. Mr. Leung also became a member of the compensation committee when he joined the board of directors in April 1998. Mr. Tony D. Childers, who was a director of the Company prior to his resignation in February 1997, and who was the President of Organi-Gro, Inc. ("Organi-Gro"), a subsidiary of the Company the assets of which were sold April 1, 1997, was also a member of the compensation committee until his resignation. For information regarding the audit committee, see "Auditors". The compensation committee administers the Company's compensation plans and recommends officers' compensation for board approval. During 1997, the compensation committee convened on one occasion. Stockholders who may wish to suggest individuals for possible future consideration for board positions should direct recommendations to the board of directors at the Company's principal offices. Each director attended at least 75% of all meetings of the board during the year.

     Each director who is not otherwise compensated by the Company for service as an officer of the Company is paid for travel expenses, if any. Directors are not compensated for service on committees of the board. The Company has no formal plan or arrangement pursuant to which directors receive compensation for service as such; however, the board in its discretion grants options to directors, generally upon their initial appointment or election. In 1997, the board granted 5,000 options to each of Messrs. Myers and Gelbart.

EXECUTIVE OFFICERS

     Executive officers of the Company generally serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. All of the Company's executive officers are listed in the foregoing table with the exception of the following:

     Mark A. Rome, 32, became Vice President--Mergers and Acquisitions and General Counsel in March, 1998. Mr. Rome was a director at Sanders Morris Mundy from 1997 until joining the Company. From 1996 to 1997 Mr. Rome was a financial consultant at Saloman Smith Barney. From 1992 to 1997 Mr. Rome was an associate at the law firm of Fulbright & Jaworski, where his main practice areas included corporate federal income tax, securities and corporate transactional work. Mr. Rome is a certified public accountant and holds a B.B.A., an M.P.A. and a J.D. from the University of Texas.

     James A. Jalovec, 41, became Chief Operating Officer in June 1998 in connection with the acquisition by the Company of A&J Cartage, Inc., a Wisconsin corporation, Michigan Organic Resources, Inc., a Michigan corporation and A&J Cartage, Inc. Southeast, a Florida corporation, three biosolids management companies of which Mr. Jalovec was a stockholder and executive officer. Mr. Jalovec has been president of A&J Cartage, Inc. since 1978 and owner since 1986, as well as president and owner of A&J Cartage, Inc. Southeast and Michigan Organic Resources, Inc. since 1997 and 1995, respectively. Mr. Jalovec was also owner and chairman of the board of Swiss Combi Technology, a biosolids drying technology firm, until its sale in 1996.

MANAGEMENT STOCKHOLDINGS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at July 2, 1998, by (i) all directors, (ii) the chief executive officer and other executive officers at December 31, 1997 ("Named Executives") and (iii) all directors and all executive officers as a group.

                                                   Number of             Percent
       Name of Person or Identity of Group         Shares(1)             of Class
     ----------------------------------------    ------------          ------------
     Donald L. Thone                               967,622                   8.9%

     Ross M. Patten                                161,667                   1.5%

     Daniel L. Shook                               459,807                   4.2%

     Irwin I. Gelbart                               51,666                   *

     J. Mark Myers                                  33,126                   *

     Kenneth Ch'uan-K'ai Leung                   1,278,167(2)               11.7%

     All directors and executive officers        4,729,197(3)               43.4%
     as a group (8 persons)

------------------

*    Less than 1% of outstanding shares.
(1) Includes shares underlying outstanding stock options, as follows: Mr. Thone--650,622; Mr. Patten--161,667; Mr. Shook--450,807; Mr.
     Gelbart--51,666; Mr. Myers--3,333; and Mr. Leung--16,667.
(2) Includes 137,875 shares and 1,112,125 shares owned by Environmental Opportunities Fund (Cayman), L.P. and Environmental Opportunities Fund, L.P., respectively. Mr. Leung is the chief investment officer of these investment funds.
(3)  Includes (without duplication) all shares referred to above.

VOTE REQUIRED FOR ELECTION

     The seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election by the holders of Common Stock of record shall be the duly elected directors upon completion of the vote tabulation at the Annual Meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting. Votes will be tabulated by Georgeson & Company, and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote. Under applicable provisions of the Company's bylaws, any proxy containing an abstention from voting for any nominee will be sufficient to represent the shares at the meeting for purposes of determining whether a quorum is present but will count neither as a vote for nor against any nominee with respect to whom the holder has abstained from voting. In tabulating votes, a record will be made of the number of shares voted for each nominee, the number of shares with respect to which authority to vote for that nominee has been withheld, and the number of shares held of record by broker-dealers and present at the meeting but not voting.

     The board of directors recommends that the stockholders vote FOR the election of each of the nominees listed above.

                 PROPOSED APPROVAL OF AMENDMENT TO THE AMENDED
                      AND RESTATED 1993 STOCK OPTION PLAN

     The Company's Amended and Restated 1993 Stock Option Plan (the "Plan") was approved by the stockholders in June 1996. The Plan entitles officers, directors, employees, independent contractors and consultants of the Company and its subsidiaries to receive incentive options (in the case of employees only) and nonqualified options to purchase up to an aggregate of 540,000 shares of Common Stock. Effective in July 1998, the Board of Directors approved an amendment to the Plan that would increase the aggregate number of shares of Common Stock which may be issued or covered by options pursuant to the Plan. The Board of Directors adopted this amendment as a means to provide those persons providing significant services to the Company with a continuing proprietary interest in the Company.

     The proposed amendment would increase the number of shares of Common Stock which may be issued or covered by options pursuant to the Plan to the greater of (a) 1,100,000 or (b) 10% of the number of shares of Common Stock issued and outstanding on the last day of each calendar quarter; provided, however, that any decrease in the number of issued and outstanding shares of Common Stock from the previous calendar quarter would not result in a decrease in the Common Stock available for issuance under the Plan. If the proposed amendment is approved, the aggregate number of shares of Common Stock which may be issued or covered by options pursuant to the Plan would be 1,100,000, based on 10,895,171 shares of Common Stock outstanding on June 30, 1998.

APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and represented at the meeting, in person or by proxy, is required to approve the proposed amendment to the Plan. The board of directors recommends a vote FOR the approval of the proposed amendment to the Plan.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at July 2, 1998, by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock.

                                                                    Number of         Percent of
                       Name of Person or Identity of Group Shares    Shares(1)          Class
                       ------------------------------------------  ----------         ----------
                       Donald L. Thone                               967,622               8.9%
                       3811 South Arkansas Avenue
                       Russellville, Arkansas 72801

                       James A. Jalovec                             1,763,809             16.2%
                       2841 South 5th Court
                       Milwaukee, Wisconsin 53207

                       Kenneth Ch'uan-k'ai Leung                    1,278,167(2)          11.7%
                       126 E. 56th Street
                       New York, New York 10022

------------------
(1)      Includes currently exercisable options.
(2) Includes 137,875 shares and 1,112,125 shares owned by Environmental Opportunities Fund (Cayman), L.P. and Environmental Opportunities Fund, L.P., respectively. Mr. Leung is the chief investment officer of these investment funds.

EXECUTIVE COMPENSATION

         The following table reflects all forms of compensation for services to the Company for the periods indicated of each individual who was (i) the chief executive officer at any time during December 31, 1997 or (ii) a Named Executive.

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation           Long-Term Compensation
                                           ------------------------------   -------------------------
                                                                                            Stock
                                                                            Restricted  Option Awards     All other
     Name and Principal Position   Year     Salary       Bonus      Other     Stock        (Shares)     Compensation
     ---------------------------   ----    --------     --------    -----   ----------  -------------   ------------
     Donald L. Thone(1)            1997    $150,000     $ 33,125     --         --         444,326           --
       President and Chief         1996    $150,000     $ 55,500     --         --         246,296           --
       Executive Officer           1995    $128,846           --     --         --           --              --


     Daniel L. Shook               1997    $125,000     $ 28,437     --         --         352,474           --
       Vice President-Finance,     1996    $115,975     $ 45,000     --         --         125,000           --
       Chief Financial Officer,
       Secretary and Treasurer

(1)      Served as President and Chief Executive Officer until February 1998.


OPTION GRANTS

         The following table sets forth certain information with respect to stock options granted to the Named Executives during 1997.

                                                                                 Potential Realizable Value at
                                                                                 Assumed Annual Rates of Stock
                                                                                Price Appreciation for Option
                                                  Individual Grants(2)                      Term(1)
                                       ---------------------------------------  ------------------------------
                                       Percent of Total
                                       Options Granted
                             Options   to Employees in  Exercise   Expiration
           Name              Granted         Year         Price        Date            5%             10%
-------------------------    -------   ---------------  --------   -----------      --------      ------------
Donald L. Thone              120,000         11.8%        $2.00      6/16/07        $145,071      $  373,161
                             324,326         32.0%        $3.38      10/1/07        $689,408      $1,747,095

Daniel L. Shook               80,000          7.9%        $2.00      6/16/07        $ 96,714      $  248,774
                             272,474         26.9%        $3.38      10/1/07        $579,188      $1,467,776

(1) Potential values stated are the result of using the Securities and Exchange Commission (the "Commission") method of calculations of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.
(2) Unvested options will immediately vest upon a change of control of the Company, including acquisition by any person or group of persons of at least 25% of the common stock of the Company, a merger resulting in the existing stockholders of the Company owning less than 50% of the outstanding stock of the Company following the merger, termination of employment without cause and election by the stockholders of a director not nominated by a majority of the board.

OPTION EXERCISES AND YEAR-END VALUES

         The following table sets forth information with respect to the exercised and unexercised options to purchase shares of Common Stock for each of the Named Executives held by them at December 31, 1997. Of the Named Executives, none exercised stock options during 1997.

                        Shares Acquired        Value      Number of Unexercised Options     Value of Unexercised In-the-Money
                          on Exercise        Realized          at December 31, 1997          Options at December 31, 1997(1)
                        ---------------    -----------    ------------------------------    ---------------------------------
        Name                                              Exercisable      Unexercisable     Exercisable     Unexercisable
---------------------                                     -----------      -------------     -----------     -------------
Donald L. Thone                --               --          610,622            80,000          $161,042         $45,000



Daniel L. Shook                --               --          382,474            95,000          $ 61,875         $53,438

----------------

(1) Value of in-the-money options calculated based on the closing price per share of the common stock on December 31, 1997 ($2.5625 per share) as reported on the Nasdaq Small-Cap Market on December 31, 1997.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         Messrs. Thone, Shook, Patten and Jalovec are each employed by the Company under employment agreements effective April 16, 1998 in the case of Messrs. Thone, Shook and Patten, and June 24, 1998 in the case of Mr. Jalovec, for a duration of twenty-four consecutive months. The annual salary under their respective employment agreements is as follows: Mr. Thone--$160,500; Mr. Shook--$133,750; Mr. Patten--$150,000; and Mr. Jalovec--$100,000.
Additionally, Messrs. Thone, Shook, Patten and Jalovec may be entitled to such bonuses as may be approved by the board of directors, and participation in any applicable profit-sharing, stock option or similar benefit plan. Each employment agreement automatically renews each month for successive twenty-four month periods, unless terminated by prior written notice. If employment is terminated without cause, Messrs. Thone, Shook, Patten and Jalovec are each entitled to a severance payment equal to 200% of the sum of their annual salary and bonus for the preceding year. Each agreement contains confidentiality and non-compete provisions.

COMPENSATION COMMITTEE REPORT

         The compensation committee of the board of directors (the "Committee") has furnished the following report on executive compensation for fiscal 1997:

         Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

         Base compensation and bonuses for the executive officers are intended to be competitive with that paid in comparably situated industries, with a reasonable degree of financial security and flexibility to those individuals who were regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the
         various executive positions.   In the course of considering annual
         executive salary increases and bonuses, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the Committee's collective best judgment, which necessarily involves subjective as well as objective elements. Using the criteria set forth above, no general pay increase for executive officers was authorized during fiscal 1997, inasmuch as their base compensation was covered by employment agreements, and bonuses of $33,125 and $28,437 were paid to Messrs. Thone and Shook, respectively.

         The board of directors is of the view that the periodic grant of stock options to employees, including executive officers, is calculated to align the employees' economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value. The Company granted options covering an aggregate of 200,000 shares of the Company's Common Stock to executive officers during fiscal 1997 at 100% of the market price for the Common Stock on the date of grant, as follows: Mr. Thone--120,000 shares; and Mr. Shook--80,000 shares. The Compensation Committee presently anticipates that such grants to executive officers will be considered annually.

                                                 THE COMPENSATION COMMITTEE

                                                 J. Mark Myers
                                                 Irwin I. Gelbart
                                                 Kenneth Ch'uan-k'ai Leung



CERTAIN TRANSACTIONS

         As of April 1998, the Company had a aggregate of $1,245,000 of long term debt that is personally guaranteed by Mr. Thone, who is a director, Chairman of the Board and five percent or greater stockholder of the Company. The Company has agreed to use its best efforts to obtain the release of this personal guarantee.

         In October 1997, Mr. Thone and Mr. Shook agreed to cancel their preexisting employment agreements. The preexisting employment agreements were for a five year term of employment. In the event of termination due to a change of control, the employment agreements provided that the Company would pay Mr. Thone and Mr. Shook's salaries through the unexpired term of employment. Furthermore, the agreements required the Company to establish a cash fund to prepare for the possible severance payments. In connection with the cancellations of those agreements, Mr. Thone and Mr. Shook were awarded stock options of 324,326 shares and 272,474 shares, respectively, at an exercise price of $3.38 per share.

         In June 1998, the Company acquired (the "Acquisitions") all of the issued and outstanding stock of three biosolids management companies of which Mr. Jalovec, who is the current Chief Operating Officer and a five percent or greater stockholder of the Company, was a stockholder and executive officer. The consideration received by Mr. Jalovec in connection with the Acquisitions consisted of 1,630,476 shares of Common Stock and a combination of cash and promissory notes in the aggregate principal amount of $5,614,698.

         In March 1998, the Company completed a private placement of 1,458,335 shares of its Series B Preferred Stock for which Sanders Morris Mundy, an investment banking firm in which Mr. Leung who is a director of the Company is a managing director, acted as placement agent. Of the shares of Series B Preferred Stock issued, 1,250,000 were sold to investment funds managed by Sanders Morris Mundy of which Mr. Leung is the chief investment officer. In June 1998, the holders of the shares of the Series B Preferred Stock over which Mr. Leung has investment control converted those shares into an aggregate of 1,250,00 shares of Common Stock.

         Notwithstanding any apparent (or actual) conflict of interest that may have existed with respect to the above financial arrangement, the board of directors is of the opinion that these arrangements are as favorable to the Company as any that could have been negotiated at arm's length with similar situated third parties under the same circumstances.

COMMON STOCK PERFORMANCE GRAPH

         The following graph illustrates the yearly change in the trading price of the Company's Common Stock against the Nasdaq (U.S. Companies) Stock Index (the "Nasdaq U.S. Index") and a peer group comprised of twenty-six companies in the industry (the "Peer Group").

                         TOTAL RETURN TO SHAREHOLDERS
                        (DIVIDENDS REINVESTED MONTHLY)

                               INDEXED RETURNS


       MEASUREMENT PERIOD                     SYNAGRO              NASDAQ              PEER
     (FISCAL YEAR COVERED)                  TECHNOLOGIES          COMPOSITE            GROUP
DEC. 92                                              100               100               100
DEC. 93                                           308.71            114.80             74.79
DEC. 94                                            78.82            112.21             72.54
DEC. 95                                             7.00            158.70             81.00
DEC. 96                                             8.75            195.19             86.48
DEC. 97                                             8.97            239.53             95.02

* The Peer Group consists of Allied Waste Industries, Inc., American Disposal Services Inc., American Waste Services, Inc., Browning Ferris Industries, Inc., Casella Waste Systems, Inc., Eastern Environmental Services, Inc., ECO2 Inc., ERD Waste Corp., Geowaste Inc., Metal Recovery Technology, Inc., Mobley Environmental Services, Newpark Resources, Inc., Rich Coast Inc., Superior Services, Inc., TEI, Inc., Thermo Tech Technologies, Inc., Transamerican Waste Industries, Inc., Transcor Waste Services, Inc., U S Liquids, Inc., USA Waste Services, Inc., Waste Industries, Inc., Waste Management Inc., Waste Management International, Waste Recovery, Inc., Waste Systems, Inc. and Wastemasters Inc.

AUDITORS

         Arthur Andersen LLP (the "Auditor") is the independent auditor of the Company. While management anticipates that this relationship will continue to be maintained during 1998, no formal action is proposed to be taken at the annual meeting with respect to the continued employment of the Auditor inasmuch as no such action is legally required. Representatives of the Auditor plan to attend the Annual Meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

         Singer, Lewak, Greenbaum & Goldstein ("Singer Lewak") was the independent auditor of the Company for the fiscal year ended December 31, 1995. In 1996, the board of directors reviewed this relationship and decided not to reappoint Singer Lewak as its independent auditor. Following a subsequent solicitation of proposals from, and interviews with, several prospective auditing firms, the board of directors approved the appointment of Arthur Andersen LLP as the Company's independent auditor. Management has not advised Singer Lewak of any disagreements with that firm as to any material matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Singer Lewak's report on the financial statements for 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         The audit committee, whose members include Messrs. Gelbart and Myers, assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The committee reviews with the auditors the scope of proposed audit work and meets with the auditors to discuss matters pertaining to the audit and any other matters which the committee of the auditors may wish to discuss. In addition, the audit committee would recommend the appointment of new auditors to the board of directors in the event future circumstances were to indicate that such action is desirable.

LIMITATION ON INCORPORATION BY REFERENCE

         Notwithstanding any reference in prior or future filings of the Company with the Commission which purports to incorporate this proxy statement by reference into another filing, such incorporation does not include any material included herein under the captions "Other Information--Common Stock Performance Graph."

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. With respect to the year ended December 31, 1997, the Company believes that all filing requirements applicable to the Company's executive officers, directors and 10% shareholders have been met, other than Messrs. Thone, Shook, Myers and Gelbart, who each filed reports on Form 5 in July 1998 that were due on or before February 15, 1998.

OTHER MATTERS

         The Annual Report to stockholders covering the year ended December 31, 1997 either has been mailed to each stockholder entitled to vote at the Annual Meeting or accompanies this proxy statement.

         The Company expects to hold its 1998 Annual Meeting on or about June , 1999. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1998 annual meeting of stockholders is required to submit such proposal to the Company on or before February 10, 1999.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, several regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

         The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.


                                        By Order of the Board of Directors


                                        /s/ Daniel L. Shook

                                        Daniel L. Shook,
                                        Secretary


July 6, 1998

                           SYNAGRO TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 3, 1998

         The undersigned hereby appoints Ross M. Patten and Daniel L. Shook, and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Synagro Technologies, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at Synagro's offices at 5850 San Felipe, Suite 500, Houston, Texas on Monday, August 3, 1998 at 2:00 p.m., Houston, Texas time, and at any adjournment thereof.

                    (TO BE VOTED AND SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           SYNAGRO TECHNOLOGIES, INC.

                                 AUGUST 3, 1998
              -- Please Detach and Mail in the Envelope Provided --

[x] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
 1. ELECTION OF DIRECTORS

 FOR election                      WITHHOLD authority to vote     Donald L. Thone
 (except as indicated below)       for all nominees                        J. Mark Myers
 [ ]                               listed at right                Ross M. Patten
                                   [ ]                                     Kenneth Ch'uan-k'ai Leung
                                                                  Daniel L. Shook
                                                                           Alfred Tyler 2nd
                                                                  Irwin I. Gelbart

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line below.

-------------------------------------------------------


   2. Approval of the amendment to the Amended and Restated 1993 Stock Option Plan to increase the number of shares of Common Stock which may be issued or covered by options pursuant to the Plan to the greater of (a) 1,100,000 or
   (b) 10% of the number of shares of Common Stock issued and outstanding on the last day of each calendar quarter.

                   FOR        AGAINST      ABSTAIN

                   [ ]          [ ]          [ ]

   3. In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) which may properly come before the meeting and any adjournment thereof.

This Proxy will be voted in accordance with the specifications made hereon. If no contrary specification is made, then this Proxy will be voted FOR the election of the seven director nominees named in Item 1 and FOR the proposal identified in Item 2.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY in the enclosed, pre-addressed stamped envelope.

Signature(s) of Stockholder                  Dated this   day of         , 1998.
                           ------------------          ---      ---------

Note: Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.